Exhibit 4.5
     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
SEANERGY MARITIME HOLDINGS CORP.
WARRANT
[ • ] Common Stock
[ • ], 2010
     This WARRANT (this “Warrant”) of Seanergy Maritime Holdings Corp., a company duly organized and validly existing under the laws of the Republic of the Marshall Islands (the “Company”), is being issued pursuant to that certain Underwriting Agreement, dated as of [ • ], 2010, by and among the Company, Maxim Group LLC and Rodman & Renshaw LLC, the representatives of the Underwriters (the “Representatives”) relating to a firm commitment public offering (the “Offering”) of [ • ] shares of common stock of the Company, par value $0.0001 (the “Common Stock”).
     FOR VALUE RECEIVED, the Company hereby grants to [Maxim Group LLC / Rodman & Renshaw LLC] and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company up to [ • ] shares of Common Stock (such Common Stock underlying this Warrant, the “Warrant Shares”), at a per share purchase price equal to $[ • ] (the “Exercise Price”), subject to the terms, conditions and adjustments set forth below in this Warrant.
     1. Vesting of Warrant. This Warrant shall vest and become exercisable on the six month anniversary of the Base Date (the “Vesting Date”). For purposes of this Warrant, the “Base Date” shall mean [ • ], 2010 (which is the effective date of the Offering). Except as otherwise provided for herein or as permitted by applicable rules of the Financial Industry Regulatory Authority (“FINRA”), this Warrant shall not be sold, transferred, assigned, pledged or hypothecated prior to the Vesting Date.
     2. Expiration of Warrant. This Warrant shall expire on the five (5) year anniversary of the Base Date (the “Expiration Date”).
     3. Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of this Section 3.

          (a) Manner of Exercise.
               (i) This Warrant is exercisable in whole or in part at any time and from time to time after the Vesting Date and until the Expiration Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 12 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph together with payment of the Exercise Price in cash, by certified check or by wire transfer to the Company. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of Warrant Shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with the executed Notice of Exercise and the appropriate payment of the Exercise Price for the Warrant Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.
          (b) When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company and the Company shall have received the Exercise Price as provided in Sections 3(a) and 12 hereof, and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3(c) hereof shall be deemed to have become the holder or holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.
          (c) Delivery of Common Stock Certificates and New Warrant. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days after the Company’s receipt of this Warrant and the Exercise Price as provided in Section 3(a), the Company, at its expense (including the payment by it of any applicable issue taxes), will cause the name of the Holder (or, subject to Section 9 and upon payment of any transfer taxes, as the Holder may direct) to be entered in the stock register of the Company in respect of the Warrant Shares and further cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 9 and 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:
               (i) a certificate or certificates (with appropriate restrictive legends, if applicable) for the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon exercise; and
               (ii) in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant.

     4. Certain Adjustments. For so long as this Warrant is outstanding:
          (a) Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of the Common Stock otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property (or the fair market value of property, at the election of the Company) receivable upon such Reorganization or Merger by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The provisions of this Section 4(a) shall similarly apply to successive Reorganizations and/or Mergers.
          (b) Splits and Subdivisions; Stock Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding shares of Common Stock or pay a dividend in or make a distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional Common Stock or Common Stock Equivalents (including the additional Common Stock issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.
          (c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Exercise Price shall be appropriately increased and the number of Warrant Shares shall be appropriately decreased in proportion to such decrease in the outstanding shares of Common Stock.
     5. No Impairment. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder against impairment.

     6. Chief Financial Officer’s Report as to Adjustments. With respect to each adjustment pursuant to Section 4 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property) and prepare a report setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment, which report shall be mailed by first class mail, postage prepaid to the Holder. The Company will also keep copies of all reports at its office maintained pursuant to Section 10(b)(i) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by the Holder or any prospective purchaser of the Warrant designated by the Holder thereof.
     7. Reservation of Shares. The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized Common Stock, not subject to preemptive rights or other similar rights of shareholders of the Company, such number of shares of Common Stock as shall from time to time be sufficient to effect in full the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to each Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite shareholder approval necessary to increase the number of authorized shares of Common Stock. The Company hereby represents and warrants that all shares of Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued and paid for upon exercise in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable.
     8. Registration and Listing.
          (a) Definition of Registrable Securities; Majority. As used herein, the term “Registrable Securities” means any shares of Common Stock issuable upon the exercise of this Warrant, until the date (if any) on which such shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force. For purposes of this Warrant, the term “Majority”, in reference to the holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrant Shares (assuming the exercise of the entire Warrant) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, Persons acting as nominees or in conjunction therewith and (ii) have not be resold to the public pursuant to a registration statement filed under the Securities Act.

          (b) Required Registration.
               (i) At any time on or prior to the six month anniversary of the Base Date (the “Six Month Date”), the Company will use its best efforts to file a post-effective amendment to the Registration Statement on Form F-1 (File No. 333-161961) for the continued registration of the issuance of the Warrant Shares and to keep such post-effective amendment effective and the prospectus included therein usable for a period commencing on the date that such post-effective amendment is initially declared effective (the “Effective Date”) by the Securities and Exchange Commission (the “SEC”) and ending one (1) year from the later of the Effective Date and the Six Month Date (the “Effectiveness Period”); provided, however, that the Company may suspend the use of the post-effective amendment for one or more periods of not more than 90 trading days in the aggregate (each a “Blackout Period”) if, in the good faith judgment of the Company’s board of directors, the continued use of the post-effective amendment would be detrimental to the Company and its stockholders because of the existence of, or in anticipation of, any acquisition activity or the unavailability, for reasons beyond the control of the Company, of any required financial statements, or disclosure of information which in the good faith judgment of the Company’s board of directors is in its best interest not to publicly disclose at such time or any other material event or condition of similar significance to the Company. The Effectiveness Period shall be extended for the aggregate number of days in all such Blackout Periods.
               (ii) The Company will pay all Registration Expenses in connection with the post-effective amendment pursuant to this Section 8(b).
               (iii) The post-effective amendment to the registration statement shall not be deemed to have been effected unless the post-effective amendment has been declared effective. If, after it has become effective, the effectiveness of such post-effective amendment is suspended by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court of competent jurisdiction for any reason, other than by reason of some act or omission by a holder of Registrable Securities (each a “Delaying Event”), then the Effectiveness Period shall be extended for the aggregate number of days during which such Delaying Event was in effect.

          (c) Incidental Registration Rights.
               (i) If the Company, at any time on or before the five (5) year anniversary of the Base Date, proposes to register any of its securities under the Securities Act (other than in connection with a registration on Form S-4 or S-8 or comparable forms used by foreign private issuers or any successor forms) whether for its own account or for the account of any holder or holders of its shares other than Registrable Securities (any shares of such holder or holders (but not those of the Company and not Registrable Securities) with respect to any registration are referred to herein as, “Other Shares”), the Company shall each such time give prompt (but not less than thirty (30) days prior to the anticipated effectiveness thereof) written notice to the holders of Registrable Securities of its intention to do so. Upon the written request of any such holder of Registrable Securities made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), except as set forth in Section 8(c)(ii), the Company will use its best efforts to effect the registration under the Securities Act of all of the Registrable Securities which the Company has been so requested to register by such holder or the issuance of the Warrant Shares at the election of a Majority of the holders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered or the issuance of the Warrant Shares, by inclusion of such Registrable Securities or the issuance of the Warrant Shares in the registration statement which covers the securities which the Company proposes to register; provided, however, that the Company shall not be obligated to register the issuance of the Warrant Shares on Form F-3, or such other successor form, if the Company is not eligible to use Form F-3 for such purpose; provided, further, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason in its sole discretion either to not register, to delay or to withdraw registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities or the issuance of the Warrant Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities or the issuance of the Warrant Shares for the same period as the delay in registering such other securities (including the Other Shares). No registration effected under this Section 8(c) shall relieve the Company of its obligation to file the post-effective amendment to the registration statement under Section 8(b), nor shall such registration hereunder be deemed to have been effected pursuant to Section 8(b). The Company will pay all Registration Expenses in connection with each registration of Registrable Securities or the issuance of the Warrant Shares pursuant to this Section 8(c).

               (ii) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 8(c) and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of Registrable Securities, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities, such Other Shares and shares held by the Company proposed so to be registered which may be distributed without such effect), then the Company may, upon written notice to such holder, the other holders of Registrable Securities, and holders of such Other Shares, reduce pro rata in accordance with the number of shares of Common Stock desired to be included in such registration (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resulting aggregate number of such Registrable Securities and Other Shares so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in such managing underwriter’s letter; provided, however, that in the event such registration statement relates to the exercise of demand registration rights by the owners of the Other Shares, such Other Shares shall not be cut back pro rata and shall be included in their entirety in the registration statement and the number of Registrable Securities included in the registration statement shall be cut back to the extent stated by the managing underwriter.
          (d) Registration Procedures for Incidental Registrations of Registrable Securities. Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its best efforts to effect the registration and the sale of the securities, including the Registrable Securities included the registration statement giving rise to the incidental registration rights granted pursuant to Section 8(c) in accordance with the intended method of disposition thereof, subject at all times to the Company’s right, in its sole discretion, to abandon, delay or withdraw the registration statement giving rise to the incidental registration rights granted pursuant to Section 8(c):
               (i) notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;
               (ii) notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as the Company may determine in its sole discretion;

               (iii) use its best efforts to register or qualify the securities, including the Registrable Securities included the registration statement giving rise to the incidental registration rights granted pursuant to Section 8(c) under such other securities or blue sky laws of such jurisdictions as the Company may determine in its sole discretion and do any and all other acts and things which the Company may determine in its sole discretion to enable the holders of the securities, including the Registrable Securities included the registration statement giving rise to the incidental registration rights granted pursuant to Section 8(c) to consummate the disposition in such jurisdictions as the Company may determine; provided, however, that the Company shall not: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;
               (iv) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
               (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;
               (vi) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and
               (vii) use its best efforts to cause any the securities, including the Registrable Securities included the registration statement giving rise to the incidental registration rights granted pursuant to Section 8(c) to be registered with or approved by such other governmental agencies or authorities as the Company may determine in its sole discretion.
          (e) Listing. The Company shall secure the listing of the Common Stock underlying this Warrant upon each national securities exchange or automated quotation system upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of the Common Stock.
          (f) Expenses. The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 8. For purposes of this Warrant, the term “Registration Expenses” means: (i) all registration, filing and FINRA fees, (ii) all reasonable fees and expenses of complying with securities or blue sky laws in states in which the Company so elects to comply either for itself or for other holders, (iii) all Company word processing, duplicating and printing expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters the Company otherwise provides in connection with the registration statement giving rise to the incidental registration rights granted under Section 8(c) or incident to such performance and compliance, and (v) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any. Registration Expenses shall not include any underwriting discounts and commissions which may be incurred in the sale of any Registrable Securities and transfer taxes of the selling holders of Registrable Securities or counsel for the selling holders of Registrable Securities.

          (g) Information Provided by Holders. Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant. In the event that a holder of Registrable Securities fails to provide such information on a timely basis, and in any event within seven (7) Business Days of the Company’s written request, then the Company shall be entitled to exclude the Registrable Securities of such holder from such registration and the Company shall nevertheless be deemed to have satisfied its obligations hereunder with respect to such registration.
     9. Restrictions on Transfer.
          (a) Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 10 hereof, each certificate for Common Stock issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such shares of Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 9. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.
          (b) Notice of Proposed Transfer. Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder will give written notice to the Company of the Holder’s intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:
               (i) If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 9(a) hereof.
               (ii) If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 9(b) and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Securities Act.

          (c) Certain Other Transfer Restrictions. Notwithstanding any other provision of this Section 9: (i) prior to the Vesting Date, neither this Warrant nor the Warrant Shares hereunder shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call except as permitted under FINRA Rule 5110(g)(2), and (ii) no opinion of counsel shall be necessary for a transfer of Restricted Securities by the holder thereof to any Person employed by or owning equity in the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the original purchaser hereof and such transfer is permitted under applicable securities laws.
          (d) Termination of Restrictions. Except as set forth in Section 9(c) hereof, the restrictions imposed by this Section 9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (i) at the time of any transfer pursuant to registration under the Securities Act, or (ii) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act or Section 10 hereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9(a) hereof.
     10. Ownership, Transfer and Substitution of Warrant.
          (a) Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 10(b)(ii) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Subject to Sections 9 and 10 hereof, this Warrant, if properly assigned by completion of the Form of Assignment with the transferor’s signature medallion guaranteed and delivery of the original Warrant and original Form of Assignment to the Company, may be exercised by a new holder without a new Warrant first having been issued.
          (b) Office; Exchange of Warrant.
               (i) The Company will maintain its principal office at the location identified in the prospectus relating to the Offering or at such other offices as set forth in the Company’s most current filing (as of the date notice is to be given) under the Exchange Act or as the Company otherwise notifies the Holder.
               (ii) The Company shall cause to be kept at its office maintained pursuant to Section 10(b)(i) hereof a Warrant Register for the registration and transfer of the Warrant. The name and address of the holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register. The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.
               (iii) Upon the surrender of this Warrant, properly endorsed and signature medallion guaranteed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10(b)(i) hereof, the Company at its expense will (subject to compliance with Section 9 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes and compliance with Section 9) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

          (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 10(b)(i) hereof, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.
     11. No Rights or Liabilities as Stockholder. No Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.
     12. Notices. Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, c/o Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attn: Cliff Teller, Fax No: (212) 895-3783; or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 10(b)(i) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 3 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.
     13. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for shares of Common Stock underlying this Warrant in a name other than that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

     14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

SEANERGY MARITIME HOLDINGS CORP.,
By:
	Name:	Dale Ploughman
	Title:	Chief Executive Officer

By:
	Name:	Theodora Mitropetrou
	Title:	Secretary

EXHIBIT A
FORM OF EXERCISE NOTICE
[To be executed only upon exercise of Warrant]
To Seanergy Maritime Holdings Corp.:
     The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3(a) of the Warrant with respect to                                  Warrant Shares, at an exercise price per share of $                , and requests that the certificates for such Warrant Shares be issued, subject to Sections 9 and 10, in the name of, and delivered to:

     The undersigned is hereby making payment for the Warrant Shares in the following manner:                                    [describe desired payment method as provided for in Section 3(a) of the Warrant].
     The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.
Dated:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

EXHIBIT B
FORM OF ASSIGNMENT
[To be executed only upon transfer of Warrant]
     For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto                                             [include name and addresses] the rights represented by the Warrant to purchase                             shares of Common Stock of Seanergy Maritime Holdings Corp. to which the Warrant relates, and appoints                                             Attorney to make such transfer on the books of Seanergy Maritime Holdings Corp. maintained for the purpose, with full power of substitution in the premises.

Dated:	(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

Signed in the presence of:

(Signature of Transferee)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:*

*	The signature must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.